Exhibit 31.1

I, Mark Schaftlein, certify that:

1. I have reviewed this quarterly report on Form 10-QSB of SPEEDCOM Wireless Corporation;

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3. Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this quarterly report;

4. I am responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer and I have:

(a)	designed such disclosure controls and procedures or caused such disclosure controls and procedures to be designed under my supervision, to ensure that material information relating to the small business issuer is made known to myself by others, particularly during the period in which this quarterly report is being prepared;

(b)	Omitted;

(c)	disclosed in this report any change in the small business issuer’s internal controls over financial reporting that occurred during the small business issuer’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially effect, the small business issuer’s internal controls over financial reporting; and

5. I have disclosed, based on my most recent evaluation, to the small business issuer’s auditors and the audit committee of the small business issuer’s board of directors;

(a)	all significant deficiencies in the design or operation of internal controls, which could adversely affect the small business issuer’s ability to record, process, summarize and report financial data and have identified for the small business issuer’s auditors any material weaknesses in internal controls; and

(b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal controls; and

6. I have indicated in this quarterly report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of my most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

/s/ Mark Schaftlein
Mark Schaftlein
Chief Financial Officer and acting Chief Executive Officer
March 16, 2005

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